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                                                                    EXHIBIT 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the inclusion in this Form 10-K of our report dated February 23, 2001 on Lancer FBD Partnership, Ltd. It should be noted that we have not audited any financial statements of Lancer FBD Partnership, Ltd. subsequent to December 31, 2000 or performed any audit procedures subsequent to the date of our report.



                                             /s/ ARTHUR ANDERSEN LLP

San Antonio, Texas
March 26, 2001